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                                                                    EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements and Related Prospectuses (Forms S-3 No. 333-84402, No. 333-42245; and Forms S-8 No. 333-95282, No. 333-3438, No. 333-26135, No. 333-44281, No. 333-50679, No.
333-76991, No. 333-33944, No. 333-56800, No. 333-84404, and No. 333-101378) of
our report dated October 25, 2002, with respect to the consolidated financial statements of Integrated Silicon Solution, Inc. included in this Annual Report (Form 10-K) for the year ended September 30, 2002.


                                                /s/ ERNST & YOUNG LLP

San Jose, California
December 18, 2002